UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023 (February 03, 2023)

Vantage Drilling International

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	333-159299	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc. 777 Post Oak Boulevard Suite 440
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 404-4700

(Not applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 3, 2023, the Company issued a notice of full conditional redemption (the “Notice of Full Conditional Redemption”) pursuant to the indenture, dated as of November 30, 2018 (the “Indenture”) between the Company, the guarantors listed therein and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, collateral agent, registrar and paying agent, governing its 9.250% Senior Secured First Lien Notes due 2023 (the “Notes”).

Pursuant to the Notice of Full Conditional Redemption, the Company gave holders of the Notes notice that, upon the satisfaction of the Condition Precedent (as defined below), it intends to redeem all $180,000,000 of its outstanding Notes on March 6, 2023 (the “Redemption Date”) at a redemption price equal to 100.0% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts (as defined in the Indenture), if any, to, but not including, the Redemption Date. The redemption of the Notes is conditioned upon the receipt by the Company of proceeds from a completed debt financing in an amount sufficient, in the Company’s opinion, to fund the Redemption Price on the Redemption Date pursuant to the terms of the Indenture (the “Condition Precedent”).

This Current Report on Form 8-K should not be construed as a notice of redemption for any of the outstanding Notes.

***

This foregoing is provided for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to purchase, or an offer to purchase with respect to, any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Drilling International

Date:	February 9, 2023	By:	/s/ Douglas E. Stewart
Douglas E. Stewart Chief Financial Officer, General Counsel, and Corporate Secretary